Exhibit A

Exhibit A

This Schedule 13G is filed by Voya Financial, Inc. pursuant to Rule 13d-1(b)(1)(ii)(G) as the ultimate parent corporation of the following entities, each of which is a direct or indirect subsidiary of Voya Financial, Inc.

Voya Investment Management, LLC*

State of Formation: Delaware

Address: 5780 Powers Ferry Rd, Suite 300, Atlanta, GA 30327

Item 3 Classification: Registered Investment Advisor

Voya Investment Management Co, LLC

State of Formation: Delaware

Address: 230 Park Avenue, New York, NY 10169

Item 3 Classification: Registered Investment Advisor

Voya Investments, LLC

State of Formation: Arizona

Address: 7337 E. Doubletree Ranch Road, Scottsdale, AZ 85258

Item 3 Classification: Registered Investment Advisor

Voya Holdings Inc.**

State of Incorporation: Connecticut

Address: One Orange Way, Windsor, CT 06095

Item 3 Classification: Parent Holding Company or Control Person

VIM Holdings LLC**

State of Incorporation: Delaware

Address: 230 Park Avenue, New York, NY 10169

Item 3 Classification: Parent Holding Company or Control Person

*	As parent company directly to VIM Holdings LLC.
**	As parent company, directly or indirectly, to Voya Investment Management, LLC, Voya Investment Management Co, LLC and Voya Investments, LLC